Exhibit 99.1

For Immediate Release

Behringer Harvard Acquires Second Washington, DC Property

1325 G Street is Situated in the Heart of Nation’s Capital

DALLAS, November 16, 2005 -- Behringer Harvard REIT I, Inc. announces its strategic acquisition of 1325 G Street, a Class A office building in Washington, DC. With 306,563 square feet of rentable space, the 10-story property contains a five-level underground parking garage and is located on the same block with another Fund property, the Colorado Building, just two blocks east of The White House. The asset represents the Fund’s second acquisition in the heart of Washington, DC.

“In addition to providing parking for the Colorado Building, we have a potential opportunity to enhance the value of these assets by ultimately selling them as a portfolio,” said Robert M. Behringer, chairman and CEO of Behringer Harvard. “A future buyer would have the ability to control a substantial portion of a city block in an irreplaceable location in our nation’s capital.”

Substantially redeveloped since 1997, the asset was originally constructed in 1969, and is located on 0.77 acres of land in the capital’s East End submarket, the new focal point of downtown’s retail and entertainment renaissance. Venues such as the Convention Center and MCI Center, home to the Washington Wizards and Washington Capitals, are approximately five blocks away. In addition, The Shops of National Place, the National and Warner theatres and The Willard and J.W. Marriott hotels are all within walking distance.

The property is currently 97 percent leased to a diverse tenant mix that includes the United States Government, which occupies 20 percent of the building. Management of 1325 G Street has been retained by Broadway Partners of New York.

“Washington’s strong market fundamentals of low vacancy rates, increasing job growth and government spending continue to make it one of the most attractive markets in the United States,” said Jon Dooley, senior vice president of real estate at Behringer Harvard. “We believe this property will make an excellent complement to our already strong portfolio.”

About Behringer Harvard:
Behringer Harvard is a national real estate investment sponsor whose family of public and private real estate investment securities is made available through the independent broker dealer community.  The company’s investment products include non-listed REITs, real estate limited partnerships, and other real estate investment programs that generally invest in institutional quality commercial real estate.  Its finite-life, non-listed funds feature defined holding periods and exit strategies and seek to produce attractive returns for investors through a balance of current yield and capital appreciation. Behringer Harvard is headquartered in the Dallas suburb of Addison, Texas, and is one of the nation’s fastest growing real estate investment firms.  For more information, call (866) 655-3600 or visit www.bhfunds.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the prospectuses for the public offering of equity of Behringer Harvard REIT I, Inc. and in its Annual Report on Form 10-K. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Katie Myers
Richards/Gravelle
214.891.5842
katie_myers@richards.com

Jason Mattox, SVP
Behringer Harvard
866.655.3600
jmattox@bhfunds.com
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